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                                                                    EXHIBIT 3(I)

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             2CONNECT EXPRESS, INC.

         WHEREAS, 2CONNECT EXPRESS, INC. ("the Corporation"), a Florida corporation, filed with the Florida Department of State on December 1, 1998 its Amended and Restated Articles of Incorporation ("the Articles"); and

         WHEREAS, as permitted by Florida Statute section 607.1001, the Corporation reserved the right to amend the Articles pursuant to Article IX of the Articles; and

         WHEREAS, the Corporation amended the Articles pursuant to its First Amendment To Amended And Restated Articles of Incorporation filed with the Florida Department of State on December 28, 1998; and

         WHEREAS, the Corporation desires to further amend the Articles by changing its corporate name to more closely align with the corporate name of its wholly owned subsidiary, BOBBY ALLISON WIRELESS, INC., a Florida corporation; and

         WHEREAS, the Corporation is owned by both common stockholders and preferred stockholders, but the Corporation's preferred stockholders are not entitled to vote with respect to the amendment hereinafter set forth; and

         WHEREAS, the amendment hereinafter set forth has been adopted with the consent of, and has been approved by, all of the Corporation's common stockholders and all of the Corporation's Board of Directors.

         NOW, THEREFORE, the Articles are hereby amended as follows:

         Article I shall be deleted in ins entirety, and the following Article I shall be inserted in lieu thereof:

                                ARTICLE I - NAME

         The name of the corporation is BOBBY ALLISON WIRELESS CORPORATION (the "Corporation").













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         IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Second Amendment To Amended And Restated Articles of Incorporation on the date or dates set forth below, to be effective for all purposes as of the date this document is filed with the Florida Department of State.

                                              2CONNECT EXPRESS, INC.

                                          By: /s/ Robert L. McGinnis
                                              ----------------------------------
                                              Robert L. McGinnis, as its
                                              Chief Executive Officer and
                                              Chairman of the Board

                                          Date: 2/18/99



                                          By: /s/ James L. Ralph
                                              ----------------------------------
                                              James L. Ralph, as its
                                              President and Secretary

                                          Date: 2/18/99































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